UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No. One)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

2-TRACK GLOBAL, INC.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

2-TRACK GLOBAL, INC.
716 Newman Springs Road, Suite 307
Lincroft, NJ 07738

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the “Board”) of 2-Track Global, Inc. (the “Company”, “we”, “our” or “us”) to the holders of our common stock at July 15, 2011 (the “Record Date”) in connection with the approval by the written consent of the holders of approximately 51% of our voting securities (the “Approving Stockholders”) of the following actions (collectively referred to as the “Approved Actions”).

1.	To ratify and approve a 1-for-70 reverse stock split of our outstanding common stock and retain 75,000,000 shares of authorized common stock and $0.001 par value.

2.	Approve the Amended and Restated Articles of Incorporation of the Company to consolidate previous actions taken.

3.	To authorize 5,000,000 shares of Preferred Stock.

4.	To authorize a variable Board of between 2 and 10 Directors.

5.	To authorize the Board of Directors to amend the Articles of Incorporation to change the name of the Company.

6.	Approve the adoption of the 2011 Long Term Incentive Compensation Plan.

Pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our Board approved the reverse stock split on June 15, 2011.  The Company obtained the stockholder approval of the reverse stock split by means of a written consent of stockholders, dated July 13, 2011. In light of the fact that stockholders owning over 50% of the Company’s outstanding stock have approved (i) the reverse split, (ii) the amended and restated articles of incorporation and  (iii) the long term incentive compensation plan, no further stockholder action is necessary. Consequently, a stockholder meeting to approve the Approved Actions is unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement and Notice of Action Taken Without a Meeting is first being mailed on or about September __, 2011, to the holders of our outstanding Common Stock as of the Record Date.

ABOUT THE INFORMATION STATEMENT

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

2-Track Global, Inc. Corporate Secretary
716 Newman Springs Road, Suite 307
Lincroft, NJ 07738
Phone: (646) 450-6260

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you to notify the Company’s stockholders as of the close of business on the Record Date of the approval of the Approved Actions described below.

Reverse Stock Split

We believe that implementing a 1-for-70 reverse stock split will yield a more favorable trading price range for our common shares listed on the Pink Sheets System. While a reverse split will typically have the effect of increasing the share trading price by roughly the same ratio, we cannot predict what the trading price per share will adjust to after the reverse split. It is possible that the post-reverse split trading price may reflect a price per share lower or higher than the seventy-fold increase suggested by the one-for-seventy stock consolidation. Furthermore, we cannot predict whether the post-split price per share will have any effect on the volume of trading.

The Board believes that the total number of shares of the Company’s common stock currently outstanding is disproportionately large relative to its present market capitalization and the reverse split will bring the number of outstanding shares to a level more in line with the Company’s current size.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the reverse stock split.

By leaving the authorized share amount unchanged at 75,000,000 the Company will maintain sufficient shares to have flexibility in any future stock transactions which could include raising additional capital, a reorganization, major acquisition or merger transaction. Furthermore, reducing the number of outstanding shares while maintaining a large number of authorized shares could allow the Company to resist any takeover attempt by issuing large amounts of new shares. Similarly, by retaining a large number of authorized but unissued shares, the Company could issue significant amounts of additional shares in the future which would have a dilutive effect on existing stockholders. Authorized shares could be issued by the Company without further stockholder approval.

As of the date of this Information Statement we have no immediate plans, understandings, arrangements or commitments to issue additional shares of common stock or preferred stock for funding, acquisitions or any other purpose. However, we review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our stockholders.

The planned effective date of the 1-for-70 reverse stock split is September ___, 2011.  As of that date, all of the existing outstanding common stock of the Company will be consolidated such that existing stockholders will hold one share of post-split common stock for every seventy shares owned prior to the reverse stock split.  All fractional shares resulting from the reverse stock split will be rounded up to the next whole share.  Consequently, no current stockholders will be eliminated or “cashed-out” as a result of this reverse stock split. Soon after the effective date of the reverse stock split, current stockholders of the Company will have the option to return their stock certificates to the Company in order to be reissued new post-split certificates representing the number of shares each stockholder owns after the reverse stock split.

Amended and Restated Articles of Incorporation

The current articles of Incorporation were filed on March 12, 2002 and since that date several amendments to the Articles have been made including a corporate name change and stock split in December 2004. In order to incorporate these changes and to make certain additional changes, the Board deemed it appropriate to amend and restate the Articles in their entirety as set forth in Exhibit A to this Information Statement.

The changes to the Amended and Restated Articles include:

a.
ARTICLE IV has been expanded to authorize 5,000,000 shares of Preferred Stock. The Company believes having shares of preferred stock available for issuance will enhance the Company’s ability to conduct future financings where a type of preferred stock is deemed necessary in order to complete a financing transaction. Many times institutional investors will require the benefits of a preferred stock in order to invest capital, particularly with smaller companies such as the Company. To allow for maximum flexibility to the Company the preferred shares, if and when issued, will have the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences as determined by the Board of Directors at the time of issuance. When and if issued such preferred shares will normally have various terms and rights which are superior to those of common stockholders. For example, it is customary that upon a liquidation of the Company, the preferred stockholders would receive a return on their investment first ahead of common stockholders. We have no current intention, plan or understanding of issuing any shares of preferred stock in the foreseeable future.

b.
ARTICLE V has been revised to provide for a variable Board consisting of between 2 and 10 Directors with the specific number determined by the Board. This change will allow greater flexibility to expand or reduce the number of Directors to better serve the particular Company circumstances or to allow for appropriately qualified Directors to be added as needed. Each Director will still be subject to election by the Stockholders as may be required by Nevada Revised Statutes (“NRS”).

c.
ARTICLE XII has been added to allow for the Articles to be amended without Stockholder vote in order to change the name of the Company. This provision will allow the Company to more quickly adopt a name that reflects the industry or business in which the Company’s primary business operations are conducted or to a name that will promote or conform to the principal product, technology or other asset of the Company that the Board of Directors, in its sole discretion, deems appropriate.

Adoption of the 2011 Long Term Incentive Compensation Plan

On June 15, 2011 the Board of Directors adopted a new stock incentive program entitled the 2011 Long Term Incentive Compensation Plan (the “2011 Plan”). On July 13, 2011 the holders of a majority of the outstanding shares of common stock, by written consent, approved the adoption of the 2011 Plan. The Company currently has a 2006 Employee Stock Incentive Plan and a 2006 Non-employee Directors and Consultants Retainer Stock Incentive Plan. Both of these Plans were approved by Stockholders in February, 2006 with up to 3,000,000 shares of common stock issuable under each Plan. Currently, options to purchase 102,000 shares of the Company’s common stock are outstanding under the 2006 Employee Stock Incentive Plan. When the reverse split takes effect the authorized number of shares issuable under each of the 2006 plans will reduce to 42,858 and the number of currently outstanding options will adjust from 102,000 to about 1,458.

The purpose of the 2011Plan is to provide the Employees, non-employee Directors and consultants who make significant and extraordinary contributions to the long-term growth and performance of the Company, with equity-based compensation incentives, and to attract and retain the employees and non-employee Directors and consultants. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the 2011 Plan an aggregate of 6,000,000 (post-split) shares of common stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options or as restricted stock awards. Options granted under the 2011 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.

Administration

The 2011 Plan is administered by the Compensation Committee (the "Committee") of, or appointed by, the Board of Directors of the Company (the "Board"). The Committee has full and complete authority, in its discretion, but subject to the express provisions of this Plan (a) to approve the employees nominated by the management of the Company to be granted Awards or Stock Options; (b) to determine the number of Awards or Stock Options to be granted to an employee; (c) to determine the time or times at which Awards or Stock Options will be granted; to establish the terms and conditions upon which Awards or Stock Options may be exercised; (d) to remove or adjust any restrictions and conditions upon Awards or Stock Options; (e)  to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and (f) to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this 2011Plan.

Eligibility and participation.

The eligible employee, Director or consultant is approved by the Committee from those employees, Directors and consultants who, in the opinion of the management of the Company, are in positions which enable them to make significant contributions to the long term performance and growth of the Company.

Shares Subject to this Plan.

The maximum number of shares of the Common Stock that may be issued pursuant to this 2011 Plan is 6,000,000 shares (post-split). The number of shares authorized will be adjusted for future stock dividends, stock splits, reverse stock splits, reclassifications and similar changes in capital structure of the Company.

Grants of Stock Options.

Stock Options under this 2011 Plan constitute "incentive stock options" within the meaning of Section 422 of the Code. The Committee also has the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options which are designated non-statutory stock options by the Committee. The aggregate Fair Market Value of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during anyone calendar year may not exceed the maximum amount permitted under Section 422 of the Code (currently, $100,000). Non-statutory stock options are not subject to the limitations relating to incentive stock options contained in the preceding sentence.

Purchase Price.

The purchase price (the "Exercise Price") of shares of the Common Stock subject to each Stock Option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. For an employee holding greater than 10 percent of the total voting power of all stock of the Company, the Exercise Price will not be less than 110 percent of the Fair Market Value of the Common Stock on the date of the grant of the option. "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the applicable stock exchange.

Option Period.

The Stock Option period commences on the date of grant of the Stock Option and will be exercisable for up to 10 years or such shorter period as is determined by the Committee.

Restrictions on Transfer.

Options granted under the 2011 Plans generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

Grant of Restricted Stock Awards.

The Committee has full and complete authority, in its discretion to (1) grant restricted stock Awards including Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, EVA Awards, and other stock or cash awards, as described in the 2011 Plan, (2) determine the number of shares of the Common Stock subject to each Award, (3) determine the terms and conditions of each Award, including the consideration (if any) to be paid by the employee for such Award, (4) establish and modify performance criteria for Awards, and (5) make all of the determinations necessary or advisable with respect to Awards. Each Award consist of a grant of shares of the Common Stock subject to a restriction period (after which the restrictions shall lapse), which will be a period commencing on the date the Award is granted and ending on such date as the Committee shall determine. The Committee provides for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Committee determines, and for the early expiration of the Restriction Period upon an employee's death, disability or retirement, or, following a change of control, upon termination of an employee's employment by the Company without "Cause" or by the employee for "Good Reason."

Vesting of Stock Options and Awards.

The Committee has full authority, in its discretion to make each option or award granted subject to a vesting schedule whereby an employee must remain employed by the Company for a given length of time in order to have the option or award fully vest. Employees leaving the Company’s employment before the option or award in fully vested will forfeit any unvested portion of an option or award.

WHO IS ENTITLED TO NOTICE?

Holders of each outstanding share of Common Stock on the close of business on the Record Date, which is July 15, 2011, will be entitled to notice of the approval of the Approved Actions. Under the NRS, any actions requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of more than 50% of our outstanding voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Approved Actions is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Approved Action consists of the vote of the holders of a majority of the outstanding shares of our Common Stock, each of whom is entitled to one vote per share.  As of the Record Date, 61,177,850 shares of Common Stock (pre-split) were issued and outstanding, of which the approving stockholders collectively held 31,349,277 shares representing 51.2% of the shares outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE APPROVED ACTIONS?

The affirmative vote of a majority of the shares of Common Stock entitled to vote and outstanding on the Record Date is required for approval of the Approved Actions. The approval of the Approving Stockholders was obtained pursuant to a written consent dated as of July 13, 2011. As a result of this written consent, no further stockholder action is necessary.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 75,000,000 shares of Common Stock, of which 61,177,850 shares were issued and outstanding.  The total voting shares as of the Record Date consists solely of the outstanding Common Stock. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any additional shares of Common Stock and do not have any dissenters’ rights. The following stockholders (holding the indicated number of shares) voted in favor of the Approved Actions:

Holder	Number of Shares	Percentage
Woosun Jung	14,902,857	24.4%
Nolboo & Co.	9,985,580	16.3%
Jinhee Seung	1,473,660	2.4%
Dong Kee Jung	2,000,000	3.3%
Seyon Investments	1,287,180	2.1%
Soon Mie Park	300,000	0.5%
Gab Seok Kim	500,000	0.8%
Hyun Ju Kim	300,000	0.5%
Tantumasa Company	400,000	0.6%
Hyun Joong Park	200,000	0.3%
Total	31,349,277	51.2%

The listed stockholders are collectively referred to in this Information Statement as the “Approving Stockholders.”

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the Proxy Rules of the U.S. Securities and Exchange Commission (“SEC”).

APPROVED ACTION

To Amend the Articles Of Incorporation To
Reflect a Reverse Split Of Shares

    The Approving Stockholders approved an amendment to the Articles of Incorporation to implement a 1-for-70 reverse stock split of the Company’s outstanding common stock.  The reverse stock split will be effective on September  ___, 2011 upon the filing of a Certificate of Change with the Nevada Secretary of State.  Upon the filing date, the currently outstanding 61,177,850 shares of common stock will be reduced to approximately 873,970 shares. The reverse split of the Company’s outstanding shares will not affect the number of authorized common shares which shall remain at 75,000,000 shares or the par value per share which shall remain at $0.001. The Company’s Board believes that maintaining the current number of authorized shares will provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings and stock based acquisitions. By leaving the authorized share amount unchanged at 75,000,000 the Company will maintain sufficient shares to have flexibility in any future stock transactions which could include a major financing, reorganization, major acquisition or merger transaction. Furthermore, reducing the number of outstanding shares while maintaining a large number of authorized shares could allow the Company to resist any takeover attempt by issuing large amounts of new shares. Similarly, by retaining a large number of authorized but unissued shares, the Company could issue significant amounts of additional shares in the future which would have a dilutive effect on existing stockholders. Authorized shares could be issued by the Company without further stockholder approval.

To Amend and Restate the Articles of Incorporation To
Reflect Certain Updating

The Approving Stockholders of the Company approved the Amended and Restated Articles of Incorporation to reflect updating information including the previous change of the Company’s name and the resident agent for service.

To Amend the Articles of Incorporation to Add a
Class of Preferred Stock

The Approving Stockholders of the Company approved the amending of the Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock to be issued in one or more series with the specific rights, preferences and privileges of each series being determined by the Board of Directors. The Company believes having shares of preferred stock available for issuance will enhance the Company’s ability to conduct future financings where a type of preferred stock is deemed necessary in order to complete a financing transaction. To allow for maximum flexibility to the Company the preferred shares, if and when issued, will have the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences as determined by the Board of Directors at the time of issuance. When and if issued such preferred shares will normally have various terms and rights which would be superior to those of common stockholders.

To Amend the Articles of Incorporation to Provide
For a variable Board of between 2 and 10 Directors

The Approving Stockholders of the Company approved the amending of the Articles of Incorporation to authorize a variable Board of between 2 and 10 members. The current Articles provide for a Board of two Directors with the specific number to be provided for in the Company’s Bylaws. The Company believes providing a variable Board with a specific range of the number of Directors will add clarity to the minimum and maximum number of Directors to be permitted. The Board of Directors will specify the exact number of Directors to be authorized within this range.

To Amend the Articles of Incorporation to Provide
To the Board of Directors the Power to Amend the Articles of Incorporation
To Change the Name of the Corporation

The Authorizing Stockholders of the Company approved the amending of the Articles of Incorporation to authorize the Board, without further stockholder approval, to change the name of the Company if necessary to more quickly adopt a name that reflects the industry or business in which the Company’s primary business operations are conducted or to a name that will promote or conform to the principal product, technology or other assets of the Company that the Board of Directors, in its sole discretion, deems appropriate.

A copy of the Amended and Restated Articles of Incorporation is attached as Exhibit A.

To Adopt the
2011 Long Term Incentive Compensation Plan

The Approving Stockholders of the Company approved the 2011 Long Term Incentive Compensation Plan and the allocation of 6,000,000 (post-split) shares of common stock to be issued pursuant to the Plan. A copy of the 2011 Long Term Incentive Compensation Plan is attached as Exhibit B.

ADDITIONAL INFORMATION

PLEASE READ THIS ENTIRE DOCUMENT.  Further information is available by request or can be accessed on the Internet.  We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith, file annual and quarterly reports and current reports on Form 8-K with the SEC.  These documents and other information can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.  A copy of any public filing is also available, at no charge, by contacting the Corporate Secretary at (646) 450-6260.

By Order of the Board of Directors,

Woosun Jung
Chief Executive Officer
Lincroft, New Jersey
September ___, 2011

Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
2-TRACK GLOBAL, INC.

The undersigned, Woosun Jung, does hereby certify that:

He is the duly elected Chief Executive Officer and Secretary, of 2-Track Global, Inc., a Nevada corporation (the “Corporation”), originally incorporated March 12, 2002 in the State of Nevada. This Amended and Restated Articles of Incorporation restates, integrates and also further amends the Corporation’s original Articles of Incorporation as heretofore amended or supplemented.

These Amended and Restated Articles of Incorporation have been duly approved by the board of directors and stockholders of the Corporation pursuant to Sections 78.2055 and 78.403 of the Nevada Revised Statutes. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment and restatement is: Greater than 50%.

The text of the Articles of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is 2-Track Global, Inc. (hereinafter called the “Corporation”).

ARTICLE II

The name and address of the resident agent of the Corporation is:

Business First Formations, Inc.
3702 S. Virginia Street Ste. G12-401
Reno, NV 89502

ARTICLE III

The nature and purpose for which the Corporation is formed is to conduct any lawful activity as governed by the laws of the State of Nevada.

ARTICLE IV

Upon the effectiveness of these Amended and Restated Articles of Incorporation, the Corporation shall have authority to issue Eighty Million (80,000,000) shares of capital stock of which Seventy-Five Million (75,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and Five Million (5,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.

Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

Preferred Stock. The Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however, that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Nevada law.

ARTICLE V

Members of the governing Board shall be known and styled as “Directors” and the Corporation shall have not less than two (2) nor more than ten (10) directors the exact number to be determined from time to time by the Board of Directors.

The officers of the Corporation shall be a President, Secretary, and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said Corporation.

ARTICLE VI

The Corporation shall have perpetual existence and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.

ARTICLE VII

No stockholder shall be liable for the debts of the Corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the Corporation owned by that person.

ARTICLE VIII

Each stockholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for each director to be elected. Stockholders shall not be entitled to cumulate their votes.

ARTICLE IX

The Directors shall have the powers to make and alter the By-Laws of the Corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

ARTICLE X

The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444 inclusive and successor statutory provisions.

ARTICLE XI

The Corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 or any other law then in effect or as it may hereafter be amended.

The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

ARTICLE XII

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation’s primary business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.  This provision shall not abrogate the rights of shareholders to otherwise change the name of the Corporation by amending the Corporation’s Articles of Incorporation in the manner prescribed in the NRS.

These Amended and Restated Articles of Incorporation shall be effective as of the date filed with the office of the Nevada Secretary of State.

IN WITNESS WHEREOF, the undersigned officer has executed these Amended and Restated Articles of Incorporation this __ day of July 2011.

Woosun Jung
Chief Executive Officer and Secretary

Exhibit B

2-TRACK GLOBAL, INC.

2011 LONG TERM INCENTIVE COMPENSATION PLAN

1.	PURPOSES

The purposes of this 2011 Amended and Restated Long Term Incentive Compensation Plan (the “Plan”) are to promote the long-term success of 2-Track Global, Inc., a Nevada corporation (the “Company”) and to provide financial incentives to employees, members of the Board, and advisers and consultants of the Company to strive for long-term creation of stockholder value. The Plan provides long-term incentives to employees, members of the Board, and advisers and consultants of the Company who are able to contribute towards the creation of or have created stockholder value by providing them stock options and other stock and cash incentives.

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a)	“Award” means an incentive award as described in Section 5(a).

(b)	“Board” means the Board of Directors of the Company.

(c)	“Change in Control” means the occurrence of one or more of the change in control events set forth in Treasury Regulation Section 1.409A-3(i)(5).

(d)	“Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(e)	“Chief Financial Officer” or “CFO” means the Chief Financial Officer of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)
“Committee” means the Compensation Committee of the Board unless another committee comprised of members of the Board is designated by the Board to oversee and administer the Plan, provided, that the Committee shall consist of the CFO and two or more members of the Board as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(i)	the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

(ii)	the rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange; and

(iii)	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).

(h)
“Company” means 2-Track Global, Inc., a Nevada corporation, and its subsidiaries. For purposes of the Plan, any corporation or other entity in which the Company, directly or indirectly, owns a 50% or greater interest at the time shall be deemed a subsidiary.

(i)	“Covered Employee” shall have the meaning given that term by Code Section 162(m) and income tax regulations promulgated thereunder.

(j)
“Disability” means a physical or mental medical condition that prevents the Participant from performing the duties of his or her position with the Company and is likely to last at least twelve months or result in death, as determined by the Committee in its sole discretion.

(k)	“EVA Award” means the award described in Section 11.

(l)	“Exchange Act” means the United State Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” means, with respect to the common stock of the Company,

(i)
the closing sale price of such common stock at 4:00 p.m. (Eastern Time) on the principal United States national stock exchange on which the common stock of the Company is traded, as determined by the Committee, or,

(ii)	if the common stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the common stock was so traded, or,

(iii)	if the common stock is not traded on a United States national stock exchange, such other amount as may be determined by the Committee by any fair and reasonable means.

Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

(n)	“Incentive Stock Option” means an option to purchase the stock of the Company as described in Code Section 422.

(o)	“2011 Stock Option Plan” means an agreement establishing the terms and conditions for an Award granted under the Plan, including any applicable performance goals.

(p)	“Non-statutory Stock Option” means an option to purchase the stock of the Company which is designated not to be an Incentive Stock Option.

(q)
“Participant” means, subject to the provisions of Section 11 with respect to EVA Awards, a full-time employee of the Company, or a non-employee member of the Board, a member of an advisory committee, or consultants of the operating company who meets the requirements of Section 4(b).

(r)	“Performance Stock” means the award described in Section 9.

(s)	“Performance Unit” means the award described in Section 10.

(t)	“Plan” means this 2-Track Global, Inc. 2011 Amended and Restated Long Term Incentive Compensation Plan.

(u)	“Restricted Stock” means the award described in Section 8.

(v)
“Restricted Stock Unit” means the award described in Section 8, denominated in units, providing a Participant the right to receive payment at a future date after the lapse of restrictions or achievement of performance criteria or other conditions determined by the Committee.

(w)
“Service” means that the Participant’s service with the Company, whether as an employee, adviser, consultant or member of the Board, is not interrupted or terminated. The Participant’s Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company as an employee, adviser, consultant or member of the Board or a change in the entity for which the Participant renders such service, provided, that there otherwise is no interruption or termination of the Participant’s Service. For example, a change in status from an employee of the Company to a consultant of an affiliate or a member of the Board will not constitute an interruption of Service. The Committee, in its sole discretion, may determine whether Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

(x)	“Stock Appreciation Right” or “SAR” means the award described in Section 7.

(y)	“Stock Option” means the award described in Section 6, which may be either an Incentive Stock Option or a Non-statutory Stock Option, as determined by the Committee.

(z)
“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Code Section 424).

3.	POWERS AND ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other Awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may take action by a meeting in which a quorum of the Committee is present. The meeting may be in person, by telephone or in such other manner in which the members of the Committee participating in the meeting may communicate directly with each other. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee shall have the authority to reduce (but not increase) the payouts on such Awards and the Committee shall have the authority to limit (but not waive) the actual performance-based vesting of such Awards, in both cases in its sole discretion. The Committee may prescribe rules and procedures for the administration of the Plan and shall have the authority to delegate ministerial duties to agents for the Committee (and allocate responsibilities among the agents appointed by the Committee for the performance of the ministerial duties) in the administration of the Plan.

4.	ELIGIBILITY AND PARTICIPATION

(a)
Eligibility. Only employees of the Company, non-employee members of the Board, and members of advisory committees of the Company or consultants thereto, who are designated by the Plan or selected by the Committee to participate in the Plan shall be eligible to participate in the Plan.

(b)
Participation. The CEO and the CFO shall participate in the Plan and their Awards and rights under the Plan shall be determined by the Committee. In addition, each year the CEO shall present to the Committee a list of employees of the Company that the CEO recommends be designated as Participants for an upcoming Performance Period (or a concurrent Performance Period with respect to a newly hired employee of the Company), proposed Awards to such employees, and proposed terms for the Plan for the proposed Awards to such employees. In addition, the CEO may present recommended amendments to any existing 2011 Stock Option Agreement and the proposed Phase Level advancement for existing 2011 Stock Option Plans with respect to EVA Awards. The Committee shall consider the CEO’s recommendations and shall determine the Awards, if any, to be granted and the terms of the 2011 Stock Option Plans for such Awards, any amendments to existing 2011 Stock Option Plans (subject to the restrictions on the authority granted to the Committee in Section 3), and Phase Level advancements.

Designation of an employee as a Participant for any Performance Period shall not require the Committee to designate that person to be a Participant or to receive an Award in any Performance Period or to receive the same type or amount of Award as granted to the Participant in such year. Grants of Awards to Participants need not be of the same type or amount and may have different terms. Employment with the Company prior to completion of or during a Performance Period, or service on the Board or as a member of an advisory committee of the Company and its subsidiaries or consultants thereto, does not entitle the employee, director, consultant or adviser to participate in the Plan or vest in any interest in any Award under the Plan. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.	AWARDS AVAILABLE

(a)
Types of Awards. The Awards available under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, EVA Awards, and other stock or cash awards, as described below.

(b)
Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of Six Million (6,000,000) shares of the Company’s common stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares covered by an SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the right. In addition, any shares of common stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a Participant’s tax withholding election, and any shares covered by a Award which is settled in cash shall be added to the shares available for Awards under the Plan. All of the available shares may, but need not be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this Section 5, the total number of shares of the common stock of the Company that may be issued under the Plan for Awards other than cash Awards shall not exceed a total of Six Million (6,000,000) shares (subject to adjustment in accordance with Sections 16 and 17).

(c)
Annual Limit on Total Grants of Restricted Stock, Restricted Stock Units and Performance Stock. Notwithstanding anything else in this Section 5, the Restricted Stock, Restricted Stock Units and Performance Shares granted under the Plan in any one calendar year shall have annual limits to be determined by the Committee.

(d)
Reversion of Shares. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of common stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to those options and the reacquired shares shall be added to the shares available for Awards under the Plan.

(e)	Limits on Individual Grants. Under the Plan, no Participant may receive in any calendar year:

(i)	Stock Options relating to more than 1,000,000 shares,

(ii)	Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals below hereof relating to more than 1,000,000 shares,

(iii)	Stock Appreciation Rights relating to more than 1,000,000 shares,

(iv)	Performance Stock relating to more than 1,000,000 shares, or

(v)	A cash payment under a single Performance Unit Award, a single EVA Award, or other cash bonus exceeding $100,000.

(f)	Adjustments. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Sections 16 and 17 hereof.

6.	STOCK OPTIONS

(a)	Grant of Stock Options. Stock Options may be granted to Participants by the Committee at any time as determined by the Committee.

(b)
Terms of Stock Options. The Committee shall determine the terms and conditions of each Stock Option, the number of shares subject to the Stock Option, and whether the Stock Option is an Incentive Stock Option or a Non-statutory Stock Option. The option price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company’s common stock on the date the Stock Option is granted. Notwithstanding the foregoing, a Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).

(c)	Term of Stock Options. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant.

(d)
Exercisability of Stock Options. Each Stock Option shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares (held for at least six months to the extent necessary to avoid any variable accounting on such option) or purchased on the open market and having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, and (iv) such other methods of payment as the Committee, at its discretion, deems appropriate, provided, that payment of the Common Stock’s par value shall not be made by deferred payment.

Except as otherwise provided in the 2011 Stock Option Plan, in the event the Service of a Participant holding a Stock Option terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Stock Option (to the extent that the Participant was entitled to exercise such Stock Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Service (or such longer or shorter period specified in the 2011 Stock Option Plan for such Stock Option), or (ii) the expiration of the term of the Stock Option as set forth in the 2011 Stock Option Plan. If, after termination, the Participant does not exercise his or her Option within the time specified in the 2011 Stock Option Plan, the Stock Option shall thereafter terminate.

(e)
Vesting. Subject to the provisions of Sections 5(f), 16 and 24, the total number of shares of Common Stock subject to a Stock Option shall be subject to the following vesting provisions of this Subsection 6(e):

(i)	The total number of shares of Common Stock subject to a Stock Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(ii)
The Stock Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.

(iii)	The vesting provisions of individual Stock Options may vary.

(iv)	The provisions of this Subsection 6(e) are subject to any Stock Option provisions governing the minimum number of shares of Common Stock as to which a Stock Option may be exercised.

(f)
Incentive Stock Option Requirements. Stock Options granted under the Plan as Incentive Stock Options shall have such terms as required by Code Sections 422 for an Incentive Stock Option, including, but not limited to, the following terms in this Section 6(f).

(i)	Incentive Stock Options shall be granted only to employees of the Company.

(ii)
The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted or one hundred ten percent (110%) in the case of a grant of an Incentive Stock Option to a Ten Percent Shareholder. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).

(iii)
The maximum term of an Incentive Stock Option shall be ten years from the date of grant provided that the maximum term of an Incentive Stock Option granted to a Ten Percent Shareholder shall be five years from the date of grant.

(iv)
To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliated corporations) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-statutory Stock Options.

(v)
If any Participant shall make any disposition of shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

(g)
Reduction in Price or Reissuance. In no event shall the Committee, without first receiving shareholder approval, (a) cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the Participant at a lower exercise price, or (b) reduce the exercise price of a previously issued Stock Option.

7.	STOCK APPRECIATION RIGHTS

(a)
Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to fair value accounting.

(b)
The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of the Company’s Common Stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines to apply to the SAR; provided, however, that the term of the SAR shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces.

(c)
Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock of the Company on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR which may be made only in stock.

(d)
In no event shall the Committee, without first receiving shareholder approval, (1) cancel any outstanding SAR for the purpose of reissuing the SAR to the Participant at a lower exercise price, or (2) reduce the exercise price of a previously issued SAR.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and Restricted Stock Units may be awarded or sold to Participants under  such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b)
a requirement that the holder forfeit (or in the case of shares or units sold to the Participant resell to the Company at cost) such shares or units in the event of termination of employment or other service during the period of restriction; or

(c)
with respect to Restricted Stock, the Award may be conditioned upon the Participant making or not making an election under Code Section 83(b). If the Participant makes an election pursuant to Code Section 83(b), the Participant shall be required to file a copy of the election with the Company within ten (10) calendar days.

All restrictions shall expire at such times as the Committee shall specify.

Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to the right to vote and the right to receive dividends, provided that the Committee, in its sole discretion, may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on the shares have lapsed. With respect to Restricted Stock Units, a Participant shall have no rights of a shareholder until restrictions lapse and underlying shares, if any, are delivered; however, the Committee may provide for the payment of dividend equivalents if so specified in the 2011 Stock Option Plan.

Payment of Restricted Stock Units may be made in cash, stock, or a combination of cash and stock, in the Committee’s sole discretion.

To the extent a Restricted Stock Unit Award constitutes “deferred compensation” within the meaning of Code Section 409A, the Committee shall establish 2011 Stock Option Plan terms and provisions that comply with Code Section 409A and regulations thereunder.
9.	PERFORMANCE STOCK

The Committee shall designate the Participants to whom long-term performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than twelve (12) months. Each award of Performance Stock shall entitle the Participant to a payment in the form of shares of Common Stock of the Company upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a Participant pursuant to a Performance Stock Award.

To the extent a Performance Stock Award constitutes “deferred compensation” within the meaning of Code Section 409A, the Committee shall establish 2011 Stock Option Plan terms and provisions that comply with Code Section 409A and regulations thereunder.

10.	PERFORMANCE UNITS

The Committee shall designate the Participants to whom long-term performance units (“Performance Units”) are to be awarded and determine the number of units and the terms and conditions of each such award; provided the stated performance period will not be less than twelve (12) months. Each Performance Unit award shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Unit Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $250,000. The Committee may, in its discretion, substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit Award.

To the extent a Performance Unit Award constitutes “deferred compensation” within the meaning of Code Section 409A, the Committee shall establish 2011 Stock Option Plan terms and provisions that comply with Code Section 409A and regulations thereunder.

11.	EVA AWARDS

(a)	Definitions. The following terms shall have the meanings given them below in this Section 11 for purposes of the EVA Awards granted under the Plan.

(i)	“Adjusted Basic Award” means the Basic Award adjusted by the percentage completion of a Target Goal.

(ii)
“Annual Review” means the annual review by the Committee of each 2011 Stock Option Plan entered into under the Plan. The review will determine the Phase Level attainment by the Participant, any proposed changes to the 2011 Stock Option Plan, evaluate the Participant’s performance during the Performance Period and provides the basis for the Committee’s determination of an individual Award.

(iii)	“Basic Award” means that monetary value set forth in the 2011 Stock Option Plan that could form the basis of the Award that may be achieved upon full attainment of the Target Goal.

(iv)
“EVA” means the net operating profit after taxes, as adjusted to eliminate the effect of non-economic elements of generally accepted accounting principles (“NOPAT”), less the weighted average cost of capital employed during the year (“Employed Capital”). The Committee shall have the discretion to adjust NOPAT to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

(v)	“EVA Unit” means the designated unit of EVA identified in the 2011 Stock Option Plan.

(vi)	“Payment Cycle” shall mean that period of time over which an Award, if earned, may be paid.

(vii)
“Phase Level” means the level of attainment achieved during a Performance Period towards accomplishment of a Target Goal. The Phase Level shall be determined annually by the Committee based on recommendations from the CEO and is a factor in determining the Award.

(viii)
“Performance Period” means a period of time designated in the 2011 Stock Option Plan during which performance under the Plan will be measured and may be a period of at least one year and up to ten years in length and which may overlap, provided that no two Performance Periods under the Plan of equal length shall coincide.

(ix)	“Target Goal” means the EVA objective set forth in the 2011 Stock Option Plan.

(b)	Eligibility and Participation. Only the following employees of the Company shall be eligible for an EVA Award. Employees employed by the Company on the last day of the Performance Period, who:

(i)	are specifically designated as Participants in the Plan by the Committee;

(ii)	have been designated to be eligible to receive an EVA Award by the Committee;

(iii)	have executed an 2011 Stock Option Plan which is executed by the CEO (or, with respect to the 2011 Stock Option Plan of the CEO, a non-employee member of the Committee);

(iv)	have achieved relevant 2011 Stock Option Plan performance criteria; and

(v)	have participated in Annual Reviews of the 2011 Stock Option Plan during the Performance Period.

(c)
EVA Award. The EVA Award is the Adjusted Basic Award multiplied by the Phase Level attained by the Participant and a factor the numerator of which is the average of the closing price of the Common Stock of the Company (on the principal stock exchange on which the Company’s Common Stock is traded, as determined by the Company) for the six months preceding the last day of a Performance Period and the denominator is the average closing price of the Common Stock of the Company (on the principal stock exchange on which the Company’s Common Stock is traded, as determined by the Committee) for the six months preceding the execution of a Participant’s 2011 Stock Option Plan (“Beginning Stock Price”). The factor so determined shall not be less than one.

The Adjusted Basic Award shall be determined based on the EVA Unit’s and the Participant’s achievement of the Target Goal. At an achievement level of 49.99%, the Adjusted Basic Award is 0% of the Basic Award. The Adjusted Basic Award is the percent of the Target Goal achieved (at 50% or higher) multiplied by the Basic Award, not to exceed 100% of the Basic Award.

(i)
A Participant’s potential Award shall be earned after the last day of a Performance Period and upon the final approval of the Committee of the Award. Portions of the Award are subject to forfeiture during the Payment Cycle as provided in Section 11(d). The Participant shall have no interest in the Award until the final approval of the Committee of the Award.

(ii)
The actual Award granted to a Participant hereunder shall be based upon the Company’s overall performance, the EVA Unit’s overall performance and the Participant’s individual performance and shall be determined by the Committee, in its sole discretion.

(iii)	No Award will be granted if a Participant’s individual performance is unsatisfactory, as determined by the Committee in its sole discretion, upon the advice of the CEO.

(d)
Form and Time of Payment of EVA Award. The form of payment shall be in stock or cash at the sole discretion of the Committee. The amounts paid under an Award shall be paid to the Participant less applicable federal, state, local income and employment taxes, during the Payment Cycle after the date on which the Award has been approved by Committee (but in no event later than March 15th of the year following the year in which the Award is earned). If the Award is paid in stock, then sufficient shares shall be withheld to meet withholding obligations unless other arrangements have been made by the Participant. The shares to be delivered in payment (including any Deferred Award Payments as provided below) shall be valued at the average price for the five (5) trading days prior to the date of payment to the Participant.

(i)
The Committee shall have the authority to approve, reduce or eliminate any potential EVA Award and portions thereof. The Payment Cycle shall commence on the date that an EVA Award is approved by the Committee and shall extend for twenty-four (24) months after the end of the Performance Period.

(ii)
As provided in the 2011 Stock Option Plan for the EVA Award, the Committee shall determine in its discretion what portion, if any, of one-half of the potential EVA Award shall be paid initially to a Participant (“Initial Award Payment”). The amount of the Initial Award Payment to be paid shall be paid as soon as administratively practicable after approval by the Committee of the EVA Award (but in no event later than March 15th of the year following the year in which the EVA Award is earned).

(iii)
The Committee shall determine in its discretion what portion of the remaining half of the potential EVA Award shall be paid to a Participant (“Deferred Award Payment”). Except as otherwise provided in the 2011 Stock Option Plan for the EVA Award (as determined by the Committee in its sole discretion), Deferred Award Payments shall not be vested or earned until the conditions for payment set forth below or in the 2011 Stock Option Plan for the EVA Award under which the Deferred Award Payment would be paid. The amount of the Deferred Award Payment that may be paid to the Participant shall be subject to the following forfeiture provisions in this Section 11(d)(iii):

(1)
One-half of the approved Deferred Award Payment shall be paid twelve (12) months after the end of the Performance Period and one-half of the approved Deferred Award Payment shall be paid twenty-four (24) months after the end of the Performance Period subject to the following forfeiture provisions.

(2)
As provided in the Participant’s 2011 Stock Option Plan for the EVA Award, (A) failure of the EVA Unit to achieve the same level of the Target Goal as was obtained during the Performance Period in the twelve (12) months following the Performance Period will result in forfeiture of one-half of the Deferred Award Payment, and (B) failure of the EVA Unit to achieve the Target Goal in the twelve (12) months beginning twelve (12) months after the ending of the Performance Period and ending twenty-four (24) months after the end of the Performance Period will result in the forfeiture of one-half of the Deferred Award Payment. Payment of a portion of the Deferred Award Payment, if applicable, shall be made as soon as administratively practicable following the end of the applicable twelve (12) month period (but in no event later than March 15th of the year following the year in which the applicable twelve (12) month period ends).

(3)
Among other conditions to be included in a Participant’s 2011 Stock Option Plan, the Committee may require a Participant who is eligible to receive a Deferred Award Payment to remain in employment with the Company or its subsidiary through the payment date as a condition for such payment.

(e)	Disability, Death and Other Terminations

(i)
In the event of the termination of a Participant’s employment due to his or her Disability or death, such Participant (or the Participant’s probate estate, in the event of his or her death) may receive payment of an EVA Award, consistent with the terms of the Plan, subject to the terms of the 2011 Stock Option Plan for the EVA Award and at the sole discretion of the Committee. Any such Award shall be determined and paid in accordance with the regular procedures of the Plan.

(ii)
In the event of the Participant’s death, should an EVA Award be approved under Section 11(e)(i), such EVA Award shall be paid in cash or stock, less applicable federal, state, and local income and employment taxes, on the normal EVA Award payout date and subject to the terms of forfeiture, to the Participant’s estate, or to the person or persons who have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to such Award, in the determination and discretion of the Committee.

(iii)
In the event of the termination of a Participant’s employment for reasons other than his or her Disability or death, such Participant’s right to receive an EVA Award, if any, shall be determined by the following terms in this Section 11(e)(iii):

(1)	If the Participant’s employment is terminated during the Performance Period for the EVA Award, then the Participant shall not be eligible to any payment under the EVA Award.

(2)
If the Participant’s employment is terminated following the Performance Period for the EVA Award and the Committee has approved the payment of the EVA Award to the Participant, then the EVA Award shall be paid to the Participant subject to the conditions for the payment of the EVA Award (including the achievement of the Company’s Target Goals during the two 12-month periods following the Performance Period required for the payment of the Deferred Award Payments set forth in Section 11(d)). Any payment made pursuant to this Subsection shall be made no later than March 15th of the year following the year in which the EVA Award or Deferred Award Payment is no longer subject to a substantial risk of forfeiture.

(f)
No Reallocation of EVA Awards. In no event may the portion of the potential EVA Award allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

12.	CASH BONUS AWARDS

The Committee may designate the employees of the Company who are eligible to receive a cash bonus payment in any calendar year based on an incentive pool to be determined by the Committee. The Committee shall allocate an incentive pool percentage to each designated Participant for each calendar year.

As soon as possible after the determination of the incentive pool for a calendar year, the Committee shall calculate the Participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The Participant’s incentive award then shall be determined by the Committee based on the Participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. Unless otherwise specified by the Committee in writing in compliance with Code Section 409A, incentive awards shall be paid no later than March 15th of the year following the year in which the incentive award is earned. In no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

13.	OTHER STOCK OR CASH AWARDS

In addition to the incentives described in Sections 6 through 12 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

14.	PERFORMANCE GOALS

Except as provided with respect to EVA Awards, cash bonus Awards and awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to any one or more business criteria within the meaning of Code Section 162(m), including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any one or more Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.

Any Performance Criteria may include or exclude Special Items. Special Items shall include (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award that is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

With respect to Awards subject to Performance Criteria, the Committee shall have the authority to reduce the payouts on such Awards and shall have the authority to limit or waive the actual performance-based vesting of such Awards in its sole discretion.

15.	DEFERRAL OF PAYMENT ON AWARDS

Subject to the provisions of Code Section 409A and any regulatory guidance promulgated thereunder, a Participant and the Company may enter into an agreement under which the payment of amounts payable under a vested Award shall be deferred on terms and conditions to be established by the Participant and the Company.

16.	ADJUSTMENT PROVISIONS

(a)
If the Company shall at any time change the number of issued shares of Common Stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares that may be made subject to an Award or all Awards in any calendar year, and the number of shares covered by each outstanding Award and the price therefor, if any, shall be equitably adjusted by the Committee, in its sole discretion.

(b)
In the event of any merger, consolidation or reorganization of the Company with or into another corporation that results in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Company shall have the authority to provide in the controlling agreement for such transaction (i) that there shall be substituted, as determined by the Committee in its discretion, for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of the Company will be entitled pursuant to the transaction, (ii) that the acquiring or surviving corporation in the transaction shall assume the outstanding Awards under the Plan (which may be exercisable into the securities of the acquiring or surviving corporation), (iii) that all unexercised Awards shall terminate immediately prior to such transaction unless exercised prior to the closing of the transaction, or (iv) a combination of the foregoing.

17.	SUBSTITUTION AND ASSUMPTION OF AWARDS

Without affecting the number of shares reserved or available hereunder, the Board or the Committee may authorize the issuance of Awards under the Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Company as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

18.	TRANSFERABILITY

Each Award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of Disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution.

19.	TAXES

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A Participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a fair market value equal to the amount required to be withheld.

20.	OTHER PROVISIONS

(a)
The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant’s employment or other service, requirements or inducements for continued ownership of Common Stock after exercise or vesting of Awards, forfeiture of awards in the event of termination of employment or other service shortly after exercise or vesting, or breach of non-solicitation, non-disparagement, non-competition or confidentiality agreements following termination of employment or other service, or provisions permitting the deferral of the receipt of a Award for such period and upon such terms as the Committee shall determine.

(b)
In the event any Award under the Plan is granted to an employee, member of the Board, or adviser who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or adopt appendices and/or sub-plans as they pertain to such individuals as may be necessary or desirable to comply with applicable law, regulation or accounting rules to assure the viability of the benefits from Awards granted to such individuals and to meet the objective of the Plan.

(c)
The Committee, in its sole discretion, may permit or require a Participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Company’s books of account.

(d)
As a condition for the receipt of stock Awards under the Plan, a Participant shall agree to be bound by the employment policies of the Company (or other applicable policies) pertaining to the securities of the Company, including, but not limited to, the insider trading restrictions of the Company.

21.	NO RESERVE OR TRUST

Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. All amounts payable under the Plan shall be paid out of the general funds of the Company.

22.	NO RIGHT TO ASSIGN

No right or interest of any Participant in the Plan or in any unpaid Award shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

23.	NO EMPLOYMENT OR SIMILAR RIGHTS CONFERRED

Nothing contained in the Plan or any Award shall confer upon any employee, director or adviser any right with respect to continuation of employment or other service with the Company in any capacity or interfere in any way with the right of the Company to terminate an employee’s employment or a director’s or adviser’s service at any time or guarantee any right of participation in any other employee benefit or compensation plan of the Company.

24.	SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL

The terms and conditions of the Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If a Change of Control occurs, then the Plan shall immediately terminate.

Except as otherwise provided in an 2011 Stock Option Plan, upon a Change in Control of the Company, the Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units.

The Committee shall in its sole discretion determine the status of achievement of a particular Target Goal and shall specify an Adjusted Basic Award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control (“Change in Control Award”). A Change in Control Award shall be modified as outlined below and shall be paid 30 days after the consummation of the Change in Control. Any Deferred Award payments outstanding upon a Change in Control shall be paid within 30 days after the Change in Control.

In the event of a Change in Control, all EVA Awards or cash Awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the EVA Awards or cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the EVA Awards. Pro-rated EVA Awards or cash Awards shall be paid within 30 days after the Change in Control.

25.	GOVERNING STATE LAW AND COMPLIANCE WITH SECURITIES LAWS

(a)
The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to applicable Nevada principles of conflict of laws).

(b)
The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any stock Award or any Common Stock issued or issuable pursuant to any such stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such stock Awards unless and until such authority is obtained.

26.	DURATION, AMENDMENT AND TERMINATION

The Board or the Committee may amend, suspend, terminate or reinstate the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award (subject to the reservation of the authority of the Committee to reduce payments on Awards) or change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the Securities and Exchange Commission, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Code Section 162(m).

Neither the Board nor the Committee may cancel an Award once the Award has been granted by the Committee, including any Deferred Award Payments. Each year on the anniversary of the 2011 Stock Option Plans, the CEO shall present to the Committee any recommendations for changes in the Plan or in the 2011 Stock Option Plans previously approved by the Committee (subject to the restrictions on the grant of authority to the Committee in Section 3).

27.	SHORT-TERM DEFERRAL; DEFERRED COMPENSATION

(a)
Short-Term Deferral. To the extend an Award constitutes nonqualified deferred compensation subject to Code Section 409A and it has not been designed to comply with Code Section 409A, in order to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4), payment of the Award shall be made no later than the later of (i) the date that is 2 1/2 months from the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) the date that is 2 1/2 months from the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

(b)
Deferred Compensation. Notwithstanding any provision in the Plan or any 2011 Stock Option Plan to the contrary, to the extent an Award (i) constitutes “deferred compensation” within the meaning of Code Section 409A, (ii) is not exempt from the application of Code Section 409A and (iii) is payable to a specified employee (as determined in accordance with Code Section 409A(a)(2)(B) and applicable regulations) due to separation from service (as such term is defined under Code Section 409A), payment shall be delayed for a minimum of six (6) months from the date of such separation from service.

If any Award granted under the Plan is considered deferred compensation as defined under Code Section 409A, and if the Plan or the terms of an Award fail to meet the requirements of Code Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Code Section 409A. In this circumstance, the Committee may accelerate distribution or settlement of an Award in accordance with Code Section 409A. The Company shall have no liability for any tax imposed on a Participant under Code Section 409A, and if any tax is imposed on a Participant, the Participant shall have no recourse against the Company for payment of any such tax. Notwithstanding the foregoing, if any modification of an Award causes the Award to be deferred compensation under Code Section 409A, the Committee may rescind such modification in accordance with Code Section 409A.

28.	SECTION 162(m)

The Plan is designed and intended, and all provisions shall be construed in a manner, to comply, to the extent applicable, with Code Section 162(m) and the regulations thereunder. To the extent permitted by Code Section 162(m), the Committee shall have sole discretion to reduce, eliminate or defer payment of the amount of any Award which might otherwise become payable upon meeting Performance Criteria.

29.	SEVERABILITY

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected.

30.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan was adopted by the Board of Directors on July __, 2011, subject to stockholder approval. The Plan shall continue for a term of ten (10) years from the date of its adoption. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained at or prior to the next annual meeting of stockholders.